EXHIBIT 4.1

 THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER
  THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY
     STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED EXCEPT AS EXPRESSLY PERMITTED UNDER THE STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 16, 2002, BY AND AMONG USA NETWORKS, INC. AND THE OTHER PARTIES SET FORTH ON THE SIGNATURE PAGES THERETO, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AND OTHERWISE IN
        COMPLIANCE WITH FEDERAL AND APPLICABLE STATE SECURITIES LAWS.


                           EQUITY WARRANT AGREEMENT

                           dated as of May 7, 2002

                                     for

                             Warrants to Purchase

                   UP TO 60,467,735 SHARES OF COMMON STOCK

                             EXPIRING MAY 7, 2012

                                   between

                              USA NETWORKS, INC.

                                     and

                           THE BANK OF NEW YORK, as

                             Equity Warrant Agent



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                              TABLE OF CONTENTS
                              -----------------

                                                                           Page
                                                                           ----


ARTICLE 1.  Definitions.................................................     1


ARTICLE 2.  Issuance of Equity Warrants and Execution and Delivery of
            Equity Warrant Certificates.................................     3

      2.1.  Issuance of Equity Warrants.................................     3
      2.2.  Form and Execution of Equity Warrant Certificates...........     3
      2.3.  Issuance and Delivery of Equity Warrant Certificates........     4
      2.4.  Temporary Equity Warrant Certificates.......................     4
      2.5.  Payment of Taxes............................................     4

ARTICLE 3.  Duration and Exercise of Equity Warrants....................     5

      3.1.  Exercise Price..............................................     5
      3.2.  Duration of Equity Warrants.................................     5
      3.3.  Exercise of Equity Warrants.................................     5

ARTICLE 4.  Adjustments of Number of Shares.............................     6

      4.1.  Adjustments.................................................     6
      4.2.  Statement on Warrants.......................................     9
      4.3.  Cash Payments in Lieu of Fractional Shares..................     9
      4.4.  Notices to Warrantholders...................................     9

ARTICLE 5.  Other Provisions Relating to Rights of Holders of Equity
            Warrants....................................................     9

      5.1.  No Rights as Holder of Common Stock Conferred by Equity
            Warrants or Equity Warrant Certificates.....................     9
      5.2.  Lost, Stolen, Destroyed or Mutilated Equity Warrant
            Certificates................................................     9
      5.3.  Holders of Equity Warrants May Enforce Rights...............    10
      5.4.  Consolidation or Merger or Sale of Assets...................    10

ARTICLE 6.  Exchange and Transfer of Equity Warrants....................    11

      6.1.  Equity Warrant Register; Exchange and Transfer of Equity
            Warrants....................................................    11
      6.2.  Treatment of Holders of Equity Warrants.....................    12
      6.3.  Cancellation of Equity Warrant Certificates.................    12

ARTICLE 7.  Concerning the Equity Warrant Agent.........................    12

      7.1.  Equity Warrant Agent........................................    12
      7.2.  Conditions of Equity Warrant Agent's Obligations............    12
      7.3.  Compliance with Applicable Laws.............................    14


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      7.4.  Resignation and Appointment of Successor....................    15

ARTICLE 8.  Miscellaneous...............................................    16

      8.1.  Amendment...................................................    16
      8.2.  Notices and Demands to the Company and Equity Warrant Agent.    16
      8.3.  Addresses for Notices.......................................    16
      8.4.  Governing Law...............................................    17
      8.5.  Governmental Approvals......................................    17
      8.6.  Reservation of Shares of Common Stock.......................    17
      8.7.  Covenant Regarding Shares of Common Stock...................    17
      8.8.  Persons Having Rights Under Agreement.......................    17
      8.9   Limitation of Liability.....................................    18
      8.10  Restrictions on Transfer/Registration Rights................    18
      8.11. Headings....................................................    18
      8.12. Counterparts................................................    18
      8.13. Inspection of Agreement.....................................    18


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            THIS EQUITY WARRANT AGREEMENT (the "Agreement"), dated as of May
7, 2002, between USA Networks, Inc., a Delaware corporation (the "Company"), and Bank of New York, a New York corporation, as warrant agent (the "Equity Warrant Agent").

            WHEREAS, pursuant to the Transaction Agreement, by and among the Company, Vivendi Universal, S.A., Universal Studios, Inc., Liberty Media Corporation, Mr. Barry Diller and USANi LLC, dated as of December 16, 2001, the Company has agreed to issue to Canal+ Benelux BV (the "Initial Holder") an aggregate of 60,467,735 warrants, subject to adjustment pursuant to
Section 4.1 hereof (collectively, the "Equity Warrants" or, individually, an "Equity Warrant"), each Equity Warrant representing the right to purchase one share of common stock, par value $.01 per share, of the Company (the "Common Stock") and being evidenced by certificates herein called the "Equity Warrant Certificates";

            WHEREAS, the Company desires the Equity Warrant Agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Equity Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Equity Warrants may be issued, exchanged, cancelled, replaced and exercised; and

            WHEREAS, the Company has duly authorized the execution and delivery of this Agreement to provide for the issuance of Equity Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be fixed as hereinafter provided.

            NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE 1.

                                 DEFINITIONS

            "Agreement" shall have the meaning set forth in the preamble.

            "Cashless Exercise" shall have the meaning set forth in Section 3.3.

            "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Closing Price per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Closing Price per share of the Common Stock on the Exercise Date.

            "Closing Price" for each Trading Day shall be the last reported sales price regular way, during regular trading hours, or, in case no such reported sales takes place on such day, the average of the closing bid and asked prices regular way, during regular trading hours, for such day, in each case on The Nasdaq Stock Market or, if not listed or quoted on such market, on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on a national securities exchange, the last sale price regular way for the Common Stock as published by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if such last sale price is not so published by NASDAQ or if no such sale takes place on such day, the mean between the closing


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bid and asked prices for the Common Stock as published by NASDAQ. If the Common
Stock is not publicly held or so listed or publicly traded, "Closing Price" shall mean the Fair Market Value per share as determined in good faith by the Board of Directors of the Company or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected in good faith by the Board of Directors of the Company.

            "Common Stock" shall have the meaning set forth in the recitals.

            "Company" shall have the meaning set forth in the preamble.

            "Current Market Price" shall have the meaning set forth in
Section 4.1(d).

            "Equity Warrant" and "Equity Warrants" shall have the meaning set forth in the recitals.

            "Equity Warrant Agent" shall have the meaning set forth in the preamble.

            "Equity Warrant Certificates" shall have the meaning set forth in the recitals.

            "Equity Warrant Register" shall have the meaning set forth in
Section 6.1.

            "Exercise Date" shall have the meaning set forth in 3.3(a).

            "Exercise Price" shall have the meaning set forth in the applicable Equity Warrant Certificate.

            "Expiration Date" means 5:00 p.m. New York City time on May 7,
2012.

            "Fair Market Value" means the amount that a willing buyer would pay a willing seller in an arm's length transaction.

            "Formed, Surviving or Acquiring Corporation" shall have the meaning set forth in Section 5.4.

            "Governance Agreement" shall have the meaning set forth in
Section 8.10.

            "Holder" means the person or persons in whose name such Equity Warrant Certificate shall then be registered as set forth in the Equity Warrant Register to be maintained by the Equity Warrant Agent pursuant to
Section 6.1 for that purpose.

            "Initial Holder" shall have the meaning set forth in the recitals.

            "Non-Electing Share" shall have the meaning set forth in Section
5.4.

            "Officer's Certificate" shall have the meaning set forth in Section 7.2(e).

            "Prospectus" shall have the meaning set forth in Section 8.9.

            "Sale Transaction" shall have the meaning set forth in Section 5.4.

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            "Stockholders Agreement" shall have the meaning set forth in
Section 8.10.

            "Time of Determination" shall have the meaning set forth in
Section 4.1(d).

            "Trading Day" shall mean a day on which the securities exchange utilized for the purpose of calculating the Closing Price shall be open for business or, if the shares of Common Stock shall not be listed on such exchange for such period, a day on which The Nasdaq Stock Market is open for business.

                                    ARTICLE 2.

                ISSUANCE OF EQUITY WARRANTS AND EXECUTION AND
                   DELIVERY OF EQUITY WARRANT CERTIFICATES

        2.1. Issuance of Equity Warrants. Equity Warrants may be issued by the Company from time to time.

        2.2.  Form and Execution of Equity Warrant Certificates.

              (a) The Equity Warrants shall be evidenced by the Equity Warrant Certificates, which shall be in registered form and substantially in the form set forth as Exhibit A attached hereto. Each Equity Warrant Certificate shall be dated the date it is countersigned by the Equity Warrant Agent and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Equity Warrants may be listed, or to conform to usage, as the officer of the Company executing the same may approve (his execution thereof to be conclusive evidence of such approval). Each Equity Warrant Certificate shall evidence one or more Equity Warrants.

              (b) The Equity Warrant Certificates shall be signed in the name and on behalf of the Company by its Chairman, its Vice Chairman, its Chief Executive Officer, President or a Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President") under its corporate seal, and attested by its Secretary or an Assistant Secretary. Such signatures may be manual or facsimile signatures of the present or any future holder of any such office and may be imprinted or otherwise reproduced on the Equity Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Equity Warrant Certificates.

              (c) No Equity Warrant Certificate shall be valid for any purpose, and no Equity Warrant evidenced thereby shall be deemed issued or exercisable, until such Equity Warrant Certificate has been countersigned by the manual or facsimile signature of the Equity Warrant Agent. Such signature by the Equity Warrant Agent upon any Equity Warrant Certificate executed by the Company shall be conclusive evidence that the Equity Warrant Certificate so countersigned has been duly issued hereunder.

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              (d) In case any officer of the Company who shall have signed any
Equity Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Equity Warrant Certificate so signed shall have been countersigned and delivered by the Equity Warrant Agent, such Equity Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Equity Warrant Certificate had not ceased to be such officer of the Company; and any Equity Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Equity Warrant Certificate, shall be the proper officer of the Company, although at the date of the execution of this Agreement such person was not such an officer.

        2.3. Issuance and Delivery of Equity Warrant Certificates. At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Equity Warrant Certificates executed by the Company to the Equity Warrant Agent for countersignature. Except as provided in the following sentence, the Equity Warrant Agent shall thereupon countersign and deliver such Equity Warrant Certificates to or upon the written request of the Company. Subsequent to the original issuance of an Equity Warrant Certificate evidencing Equity Warrants, the Equity Warrant Agent shall countersign a new Equity Warrant Certificate evidencing such Equity Warrants only if such Equity Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Equity Warrant Certificates evidencing such Equity Warrants or in connection with their transfer, as hereinafter provided.

        2.4. Temporary Equity Warrant Certificates. Pending the preparation of a definitive Equity Warrant Certificate, the Company may execute, and upon the order of the Company the Equity Warrant Agent shall countersign and deliver, temporary Equity Warrant Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Equity Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Equity Warrant Certificates may determine, as evidenced by his execution of such Equity Warrant Certificates.

            If temporary Equity Warrant Certificates are issued, the Company will cause definitive Equity Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Equity Warrant Certificates, the temporary Equity Warrant Certificates shall be exchangeable for definitive Equity Warrant Certificates upon surrender of the temporary Equity Warrant Certificates at the corporate trust office of the Equity Warrant Agent. Upon surrender for cancellation of any one or more temporary Equity Warrant Certificates, the Company shall execute and the Equity Warrant Agent shall countersign and deliver in exchange therefor definitive Equity Warrant Certificates representing the same aggregate number of Equity Warrants. Until so exchanged, the temporary Equity Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Equity Warrant Certificates.

        2.5. Payment of Taxes. The Company will pay all stamp and other duties, if any, to which this Agreement or the original issuance, or exercise, of the Equity Warrants or Equity Warrant Certificates may be subject under the laws of the United States of America or any state or locality; provided, however, that the Holder, and not the Company, shall be required to pay any stamp or other tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the Common Stock where the Holder designates the shares to

                                      -4-


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be issued in a name other than the name of the Holder; and in the event that any such transfer is involved, the Company shall not be required to issue any Common Stock (and the purchase of the shares of Common Stock issued upon the exercise of such Holder's Equity Warrant shall not be deemed to have been consummated) until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                   ARTICLE 3.

                    DURATION AND EXERCISE OF EQUITY WARRANTS

        3.1. Exercise Price. Each Holder shall have the right to purchase the number of fully paid and nonassessable shares of Common Stock which the Holder may at the time be entitled to receive on exercise of such Equity Warrant and payment of the Exercise Price, subject to the terms herein. The number of shares of Common Stock which shall be purchasable upon the payment of the Exercise Price and to the extent provided therein, the Exercise Price, shall be subject to adjustment pursuant to Article 4 hereof.

        3.2. Duration of Equity Warrants. Each Equity Warrant is exercisable at any time commencing on November 8, 2002* up to the Expiration Date. Each Equity Warrant not exercised at or before the Expiration Date shall become void, and all rights of the Holder of such Equity Warrant thereunder and under this Agreement shall cease.

3.3.  Exercise of Equity Warrants.

              (a) The Holder of an Equity Warrant shall have the right, at its option, to exercise such Equity Warrant and purchase one share of Common Stock during the period referred to in Section 3.2, subject to adjustment pursuant to
Article 4 hereof. Except as may be provided in an Equity Warrant Certificate, an Equity Warrant may be exercised by completing the form of election to purchase set forth on the reverse side of the Equity Warrant Certificate, by duly executing the same, and by delivering the same, together with payment in full of the Exercise Price, in lawful money of the United States of America, in cash or by certified or official bank check or by bank wire transfer, to the Equity Warrant Agent. In lieu of the foregoing, the Holder of an Equity Warrant shall have the right, at its option, without payment of cash, to reduce the number of shares of Common Stock otherwise obtainable upon the exercise of an Equity Warrant for payment of the Exercise Price in cash, so as to yield a number of shares of Common Stock upon the exercise of such Equity Warrant equal to the product of (x) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of such Equity Warrant (if payment of the Exercise Price were being made in cash) and (y) the Cashless Exercise Ratio. An exercise of an Equity Warrant in accordance with the immediately preceding sentence is herein called a "Cashless Exercise". Except as may be provided in an Equity Warrant Certificate, the date on which such Equity Warrant Certificate and payment are received by the Equity Warrant Agent as aforesaid shall be deemed to be the date on which the Equity Warrant is exercised and the relevant shares of Common Stock are issued (the "Exercise Date").


-----------------------------------
* Date following the six-month anniversary of the Closing.

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              (b) Upon the exercise of an Equity Warrant, the Company shall, as soon as practicable, issue, to or upon the order of the Holder of such Equity Warrant, the shares of Common Stock to which such Holder is entitled, registered in such name or names as may be directed by such Holder.

              (c) Unless the Equity Warrant Agent and the Company agree otherwise, the Equity Warrant Agent shall deposit all funds received by it in payment of the Equity Warrant Price for Equity Warrants in the account of the Company maintained with it for such purpose and shall advise the Company by telephone by 5:00 P.M., New York City time, of each day on which a payment of the Exercise Price for Equity Warrants is received of the amount so deposited in its account. The Equity Warrant Agent shall promptly confirm such telephone advice in writing to the Company.

              (d) The Equity Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Equity Warrants exercised for cash or otherwise, as provided herein, (ii) the instructions of each Holder of such Equity Warrants with respect to delivery of the Common Stock issued upon exercise of such Equity Warrants to which such Holder is entitled upon such exercise, and (iii) such other information as the Company shall reasonably require. Such advice may be given by telephone to be confirmed in writing.

                                   ARTICLE 4.

                         ADJUSTMENTS OF NUMBER OF SHARES

        4.1. Adjustments. The number of shares of Common Stock purchasable upon the exercise of the Equity Warrants shall be subject to adjustment as follows:

              (a) In case the Company shall (A) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification, recapitalization or reorganization of its Common Stock any shares of capital stock of the Company, then in each such case the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall be equitably adjusted so that the Holder of any Equity Warrant thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which such Holder would have owned or been entitled to receive immediately following such action had such Equity Warrant been exercised immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection 4.1(a) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection 4.1(a), the Holder of any Equity Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be in its good faith judgment and shall be described in a statement filed by the Company with the Equity Warrant Agent) shall determine the allocation of the Exercise Price between or among shares of such classes of capital stock or shares of

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Common Stock and other capital stock. Such adjustment shall be made successively whenever any event listed above shall occur.

              (b) In case the Company shall issue options, rights or warrants to holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock or other securities convertible or exchangeable for shares of Common Stock at a price per share of Common Stock less than the Current Market Price (as determined pursuant to subsection (d) of this Section 4.1) (other than pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers or any dividend reinvestment plan of the Company in effect at the time hereof or any other similar plan adopted or implemented hereafter, it being agreed that none of the adjustments set forth in this Section 4.1 shall apply to the issuance of stock, rights, warrants or other property pursuant to such benefit plans), then the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall be adjusted so that it shall equal the product obtained by multiplying the number of shares of Common Stock issuable upon exercise of an Equity Warrant immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of additional shares of Common Stock offered for subscription or purchase and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants (immediately prior to such issuance) plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price. Such adjustment shall be made successively whenever any rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall be readjusted to the number of shares of Common Stock issuable upon exercise of an Equity Warrant which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. In determining whether any security covered by this Section 4.1(b) entitles the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for the issuance of such options, rights, warrants or convertible or exchangeable securities, plus the aggregate amount of additional consideration (as set forth in the instruments relating thereto) to be received by the Company upon the exercise, conversion or exchange of such securities, the value of such consideration, if other than cash, to be determined by the Board of Directors in its good faith judgment (whose determination shall be described in a statement filed by the Company with the Equity Warrant Agent).

              (c) In case the Company shall, by dividend or otherwise, distribute to all holders of its outstanding Common Stock, evidences of its indebtedness or assets (including securities and cash, but excluding any regular periodic cash dividend of the Company and

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dividends or distributions payable in stock for which adjustment is made pursuant to subsection (a) of this Section 4.1) or rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in subsection (b) of this Section 4.1), then in each such case the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall be adjusted so that the same shall equal the product determined by multiplying the number of shares of Common Stock issuable upon exercise of an Equity Warrant immediately prior to the record date of such distribution by a fraction of which the numerator shall be the Current Market Price as of the Time of Determination, and of which the denominator shall be such Current Market Price less the Fair Market Value on such record date (as determined by the Board of Directors in its good faith judgment, whose determination shall be described in a statement filed by the Company with the stock transfer or conversion agent, as appropriate) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such distributions referred to in the first sentence of this Section 4.01(c) are made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

              (d) For the purpose of any computation under subsections (b) and
(c) of this Section 4.1, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the shorter of (A) 10 consecutive Trading Days ending on the day immediately preceding the applicable Time of Determination or (B) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or warrants or such distribution through such last day prior to the applicable Time of Determination. For purposes of the foregoing, the term "Time of Determination" shall mean the time and date of the record date for determining stockholders entitled to receive the rights, warrants or distributions referred to in Section 4.1(b) and (c).

              (e) In any case in which this Section 4.1 shall require that an adjustment in the amount of Common Stock or other property to be received by a Holder upon exercise of an Equity Warrant be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the Holder of any Equity Warrant exercised after such record date the Common Stock or other property issuable upon such exercise over and above the shares of Common Stock issuable upon such exercise prior to such adjustment, provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holde's right to receive such additional shares of Common Stock or other property, if any, upon the occurrence of the event requiring such adjustment.

              (f) [Intentionally Omitted]

              (g) No adjustment in the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall be required to be made pursuant to this
Section 4.1 unless such adjustment would require an increase or decrease of at least 1% of such number; provided, however, that any adjustments which by reason of this subsection (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this subsection 4.1(g) shall be made to the nearest cent or to the nearest 1/1000th of a

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share, as the case may be. Except as set forth in subsections 4.1(a), (b), and
(c) above, the number of shares of Common Stock issuable upon exercise of an Equity Warrant shall not be adjusted as a result of the issuance of Common Stock, or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, in exchange for cash, property or services.

        4.2. Statement on Warrants. Irrespective of any adjustment in the amount of Common Stock issued upon exercise of an Equity Warrant, Equity Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Equity Warrants initially issuable pursuant to this Agreement.

        4.3. Cash Payments in Lieu of Fractional Shares No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon exercise of the Equity Warrants. If more than one share of Equity Warrants shall be exercised at one time by the same Holder, the number of full shares of Common Stock issuable upon exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of the Equity Warrants so requested to be exercised. In lieu of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the exercise of such Equity Warrants, the Company shall pay to the Holder of such Equity Warrants an amount in cash (computed to the nearest cent) equal to the Closing Price on the Exercise Date (or the next Trading Day if such date is not a Trading Day) multiplied by the fractional interest that otherwise would have been deliverable upon exercise of such Equity Warrants.

        4.4. Notices to Warrantholders. Upon any adjustment of the amount of Common Stock issuable upon exercise of an Equity Warrant pursuant to Section
4.1 (but not for any fractional cumulation as described in Section 4.1(f)), the Company within 30 days thereafter shall (i) cause to be filed with the Equity Warrant Agent an Officer's Certificate (as defined hereinafter) setting forth the amount of Common Stock issuable upon exercise of an Equity Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based, which certificate, absent manifest error and any failure to comply with
Section 4.1 (other than failures that are de minimus in nature), shall be conclusive evidence of the correctness of the matters set forth therein, and
(ii) cause to be given to each of the registered Holders at his address appearing on the Equity Warrant Register (as defined hereinafter) written notice of such adjustments by first-class mail, postage prepaid.

                                   ARTICLE 5.

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                               OF EQUITY WARRANTS

        5.1. No Rights as Holder of Common Stock Conferred by Equity Warrants or Equity Warrant Certificates. No Equity Warrant or Equity Warrant Certificate shall entitle the Holder to any of the rights of a holder of Common Stock, including, without limitation, voting, dividend or liquidation rights.

        5.2.  Lost, Stolen, Destroyed or Mutilated Equity Warrant
Certificates. Upon receipt by the Company and the Equity Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Equity Warrant Certificate and of indemnity (other than in connection with any mutilated Equity Warrant certificates surrendered to the Equity Warrant Agent for cancellation) reasonably satisfactory to them, the Company shall execute, and the Equity Warrant Agent shall countersign and deliver, in exchange for or in lieu of each lost, stolen, destroyed or mutilated Equity Warrant Certificate, a new Equity Warrant Certificate evidencing a like number of Equity Warrants of the same title. Upon the issuance of a new Equity Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection therewith and any other expenses (including the fees and expenses of the Equity Warrant Agent) in connection therewith. Every substitute Equity Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Equity Warrant Certificate shall represent a contractual obligation of the Company, whether or not such lost, stolen or destroyed Equity Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Equity Warrant Certificates, duly executed and delivered hereunder, evidencing Equity Warrants of the same title. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of lost, stolen, destroyed or mutilated Equity Warrant Certificates.

        5.3. Holders of Equity Warrants May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Holder may, without the consent of the Equity Warrant Agent, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of his right to exercise his Equity Warrants as provided in the Equity Warrants and in this Agreement.

        5.4.  Consolidation or Merger or Sale of Assets.  For purposes of this
Section 5.4, a "Sale Transaction" means any transaction or event, including any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of the Compan's Common Stock are converted into or exchanged for stock, other securities, cash or assets or following which any remaining outstanding shares of Common Stock fail to meet the listing standards imposed by each of the New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market at the time of such transaction, but shall not include any transaction the primary purpose of which is the reincorporation of the Company in another U.S. jurisdiction so long as in such transaction each Equity Warrant shall convert into an equity security of the successor to the Company having identical rights as the Equity Warrant. If a Sale Transaction occurs, then lawful provision shall be made by the corporation formed by such Sale Transaction or the corporation whose securities, cash or other property will immediately after the Sale Transaction be owned, by virtue of such Sale Transaction, by the holders of Common Stock immediately prior to the Sale Transaction, or the corporation which shall have acquired such securities of the Company (collectively the "Formed, Surviving or Acquiring Corporation"), as the case may be, providing that each Equity Warrant then outstanding shall thereafter be exercisable for the kind and amount of securities, cash or other property receivable upon such Sale Transaction by a holder of the number of shares of Common Stock that would have been received upon exercise of such Equity Warrant immediately prior to such Sale Transaction assuming such holder of Common
Stock did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such Sale Transaction (provided that, if the kind or amount of securities, cash or other property receivable upon such Sale Transaction is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 5.4 the kind and amount of securities, cash or other property receivable upon such Sale Transaction for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). At the option of the Company, in lieu of the foregoing, the Company may require that in a Sale Transaction each Holder of an Equity Warrant shall receive in exchange for each such Equity Warrant a security of the Formed, Surviving or Acquiring Corporation having substantially equivalent rights, other than as set forth in this Section 5.4, as the Equity Warrant. Concurrently with the consummation of such transaction, the Formed, Surviving or Acquiring Corporation shall enter into a supplemental Equity Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in
Section 4.1. The Formed, Surviving or Acquiring Corporation shall mail to Holders a notice describing the supplemental Equity Warrant Agreement. If the issuer of securities deliverable upon exercise of Equity Warrants under the supplemental Equity Warrant Agreement is an affiliate of the formed or surviving corporation, that issuer shall join in the supplemental Equity Warrant Agreement. Notwithstanding anything to the contrary herein, there will be no adjustments pursuant to Article 4 hereof in case of the issuance of any shares of the Company's stock in a Sale Transaction except as provided in this Section
5.4. The provisions of this Section 5.4 shall similarly apply to successive Sale Transactions; provided, however, that in no event shall a Holder of an Equity Warrant be entitled to more than one adjustment pursuant to this Section 5.4 in respect of a series of related transactions.

                                   ARTICLE 6.

                    EXCHANGE AND TRANSFER OF EQUITY WARRANTS

        6.1. Equity Warrant Register; Exchange and Transfer of Equity Warrants. The Equity Warrant Agent shall maintain, at its corporate trust office or at 385 Rifle Camp Road, Reorganization Services Department, 5th Floor, West Paterson, New Jersey 07424, a register (the "Equity Warrant Register") in which, upon the issuance of Equity Warrants, and, subject to such reasonable regulations as the Equity Warrant Agent may prescribe, it shall register Equity Warrant Certificates and exchanges and transfers thereof. The Equity Warrant Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

            Except as provided in the following sentence, upon surrender at the corporate trust office of the Equity Warrant Agent or at 385 Rifle Camp Road, Reorganization Services Department, 5th Floor, West Paterson, New
Jersey 07424, Equity Warrant Certificates may be exchanged for one or more other Equity Warrant Certificates evidencing the same aggregate number of Equity Warrants of the same title, or may be transferred in whole or in part. A transfer shall be registered and an appropriate entry made in the Equity Warrant Register upon surrender of an Equity Warrant Certificate to the Equity Warrant Agent at its corporate trust office or at 385 Rifle Camp Road, Reorganization Services Department, 5th Floor, West Paterson, New
Jersey 07424 for transfer, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Equity Warrant Agent. Whenever an Equity Warrant Certificate is surrendered for exchange or transfer, the Equity Warrant Agent shall countersign and deliver to the person or person entitled thereto one or more Equity Warrant Certificates duly executed by the Company, as so requested. The Equity Warrant Agent shall not be required to effect any exchange or transfer which will result in the issuance of an Equity Warrant Certificate evidencing a fraction of an Equity Warrant. All Equity Warrant Certificates issued upon any exchange or transfer of an Equity Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Equity Warrant Certificate surrendered for such exchange or transfer.

            No service charge shall be made for any exchange or transfer of Equity Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or transfer, in accordance with Section 2.5 hereof.

        6.2. Treatment of Holders of Equity Warrants. Every Holder of an Equity Warrant, by accepting the Equity Warrant Certificate evidencing the same, consents and agrees with the Company, the Equity Warrant Agent and with every other Holder of Equity Warrants that the Company and the Equity Warrant Agent may treat the record holder of an Equity Warrant Certificate as the absolute owner of such Equity Warrant for all purposes and as the person entitled to exercise the rights represented by such Equity Warrant.

        6.3. Cancellation of Equity Warrant Certificates. In the event that the Company shall purchase, redeem or otherwise acquire any Equity Warrants after the issuance thereof, the Equity Warrant Certificate shall thereupon be delivered to the Equity Warrant Agent and be canceled by it. The Equity Warrant Agent shall also cancel any Equity Warrant Certificate (including any mutilated Equity Warrant Certificate) delivered to it for exercise, in whole or in part, or for exchange or transfer. Equity Warrant Certificates so canceled shall be delivered by the Equity Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.

                                   ARTICLE 7.

                       CONCERNING THE EQUITY WARRANT AGENT

        7.1. Equity Warrant Agent. The Company hereby appoints The Bank of New York as Equity Warrant Agent of the Company in respect of the Equity Warrants upon the terms and subject to the conditions set forth herein; and The Bank of New York hereby accepts such appointment. The Equity Warrant Agent shall have the powers and authority granted to and conferred upon it in the Equity Warrant Certificates and hereby and such further powers and authority acceptable to it to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Equity Warrant Certificates are subject to and governed by the terms and provisions hereof.

        7.2. Conditions of Equity Warrant Agent's Obligations. The Equity Warrant Agent accepts its obligations set forth herein upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders shall be subject:

              (a) Compensation and Indemnification. The Company agrees to pay the Equity Warrant Agent from time to time such compensation for its services as the Company and the Equity Warrant shall agree in writing and to reimburse the Equity Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Equity Warrant Agent in connection with the services rendered hereunder by the Equity Warrant Agent. The Company also agrees to indemnify the Equity Warrant Agent for, and to hold it harmless against, any loss, liability or expenses (including the reasonable costs and expense of defending against any claim of liability) incurred without negligence or bad faith on the part of the Equity Warrant Agent arising out of or in connection with its appointment as Equity Warrant Agent hereunder.

              (b) Agent for the Company. In acting under this Agreement and in connection with any Equity Warrant Certificate, the Equity Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Holder.

              (c) Counsel. The Equity Warrant Agent may consult with counsel reasonably satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

              (d) Documents. The Equity Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certification, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

              (e) Officer's Certificate. Whenever in the performance of its duties hereunder the Equity Warrant Agent shall reasonably deem it necessary that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, the Equity Warrant Agent may (unless other evidence in respect thereof be herein specifically prescribed), in the absence of bad faith on its part, rely upon a certificate signed by the Chairman, the Vice Chairman, the Chief Executive Officer, the President, a Vice President, the Treasurer, and Assistant Treasurer, the Secretary or an Assistant Secretary of the Company (an "Office's Certificate") delivered by the Company to the Equity Warrant Agent.

              (f) Actions Through Agents. The Equity Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, provided, however, that reasonable care shall be exercised in the selection and continued employment of such attorneys and agents.

              (g) Certain Transactions. The Equity Warrant Agent, and any officer, director or employee thereof, may become the owner of, or acquire interest in, any Equity Warrant, with the same rights that he, she or it would have if it were not the Equity Warrant Agent, and, to the extent permitted by applicable law, he, she or it may engage or be interested in any financial or other transaction with the Company and may serve on, or as depositary, trustee or agent for, any committee or body of holders of any obligations of the Company as if it were not the Equity Warrant Agent.

              (h) No Liability for Interest. The Equity Warrant Agent shall not be liable for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Equity Warrant Certificates, except as otherwise agreed with the Company.

              (i) No Liability for Invalidity. The Equity Warrant Agent shall incur no liability with respect to the validity of this Agreement (except as to the due execution hereof by the Equity Warrant Agent) or any Equity Warrant Certificate (except as to the countersignature thereof by the Equity Warrant Agent).

              (j) No Responsibility for Company Representations. The Equity Warrant Agent shall not be responsible for any of the recitals or representations contained herein (except as to such statements or recitals as describe the Equity Warrant Agent or action taken or to be taken by it) or in any Equity Warrant Certificate (except as to the Equity Warrant Agent's countersignature on such Equity Warrant Certificate), all of which recitals and representations are made solely by the Company.

              (k) No Implied Obligations. The Equity Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein, and no other duties or obligations shall be implied. The Equity Warrant Agent shall not be under any obligation to take any action hereunder that may subject it to any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Equity Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Equity Warrant Certificate countersigned by the Equity Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issuance or exercise of Equity Warrants. The Equity Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Equity Warrant Certificate or in case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 8.2 hereof, to make any demand upon the Company.

        7.3. Compliance with Applicable Laws. The Equity Warrant Agent agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Agreement and in connection with the Equity Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Equity Warrant Agent expressly assumes all liability for its failure to comply with any such laws imposing obligations on it, including (but not limited to) any liability for failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding.

        7.4. Resignation and Appointment of Successor.

              (a) The Company agrees, for the benefit of the Holders of the Equity Warrants, that there shall at all times be an Equity Warrant Agent hereunder until all the Equity Warrants are no longer exercisable.

              (b) The Equity Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Equity Warrant Agent and acceptance of such appointment by such successor Equity Warrant Agent, as hereinafter provided. The Equity Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Equity Warrant Agent (which shall be a banking institution organized under the laws of the United States of America, or one of the states thereof and having an office or an agent's office in the Borough of Manhattan, the City of New York) and the acceptance of such appointment by such successor Equity Warrant Agent. In the event a successor Equity Warrant Agent has not been appointed and has not accepted its duties within 90 days of the Equity Warrant Agen's notice of resignation, the Equity Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Equity Warrant Agent.

              (c) In case at any time the Equity Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Equity Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Equity Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Equity Warrant Agent. Upon the appointment as aforesaid of a successor Equity Warrant Agent and acceptance by the latter of such appointment, the Equity Warrant Agent so superseded shall cease to be the Equity Warrant Agent hereunder.

              (d) Any successor Equity Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Equity Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Equity Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Equity Warrant Agent shall be entitled to receive all moneys, securities and other property on deposit with or held by such predecessor, as Equity Warrant Agent hereunder.

              (e) Any corporation into which the Equity Warrant Agent hereunder may be merged or converted or any corporation with which the Equity Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Equity Warrant Agent shall be a party, or any corporation to which the Equity Warrant Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Equity Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Equity Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE 8.

                                  MISCELLANEOUS

        8.1.  Amendment.

              (a) This Agreement and the Equity Warrants may be amended by the Company and the Equity Warrant Agent, without the consent of the Holders of Equity Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or in any other manner which the Company may deem to be necessary or desirable and which will not (i) materially and adversely affect the rights of the Equity Warrants and (ii) adversely affect the rights of the Initial Holder under this Agreement to the extent the Initial Holder is a Holder at the time of such amendment.

              (b) The Company and the Equity Warrant Agent may modify or amend this Agreement and the Equity Warrant Certificates with the consent of the Holders of not fewer than a majority in number of the then outstanding unexercised Equity Warrants affected by such modification or amendment, for any purpose; provided, however, (i) that no such modification or amendment that shortens the period of time during which the Equity Warrants may be exercised, or increases the Exercise Price, or otherwise materially and adversely affects the exercise rights of the holders or reduces the percentage of holders of outstanding Equity Warrants the consent of which is required for modification or amendment of this Agreement or the Equity Warrants, may be made without the consent of each Holder affected thereby, and (ii) that no such modification or amendment that adversely affects the exercise rights of the holders may be made without the consent of the Initial Holder of the Equity Warrants to the extent the Initial Holder is a Holder at the time of such modification and/or amendment.

              8.2. Notices and Demands to the Company and Equity Warrant Agent. If the Equity Warrant Agent shall receive any notice or demand addressed to the Company by any Holder pursuant to the provisions of the Equity Warrant Certificate, the Equity Warrant Agent shall promptly forward such notice or demand to the Company.

              8.3. Addresses for Notices. Any communications from the Company to the Equity Warrant Agent with respect to this Agreement shall be addressed to The Bank of New York, 385 Rifle Camp Road, Reorganization Services Department, 5th Floor, West Paterson, New Jersey

07424; any communications from the Equity Warrant Agent to the Company with respect to this Agreement shall be addressed to USA Networks, Inc., 152 West 57th Street, New York, NY 10019, Attention: General Counsel; or such other addresses as shall be specified in writing by the Equity Warrant Agent or by the Company.

        8.4. Governing Law. This Agreement and the Equity Warrants shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

        8.5. Governmental Approvals. The Company will from time to time use all reasonable efforts to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the national securities exchange on which the Equity Warrants may be listed or authorized for trading from time to time and filings under the United States federal and state laws, which may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Equity Warrants, and the exercise of the Equity Warrants.

        8.6. Reservation of Shares of Common Stock. The Company covenants that it will at all times reserve and keep available, free from preemptive rights (other than such rights as do not affect the ownership of shares issued to a Holder), out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting exercises of Equity Warrants, the full number of shares of Common Stock deliverable upon the exercise of all outstanding Equity Warrants not theretofore exercised and on or before taking any action that would cause an adjustment resulting in an increase in the number of shares of Common Stock deliverable upon exercise above the number thereof previously reserved and available therefor, the Company shall take all such action so required. For purposes of this Section 8.6, the number of shares of Common Stock which shall be deliverable upon the exercise of all outstanding Equity Warrants shall be computed as if at the time of computation all outstanding Equity Warrants were held by a single holder. Before taking any action which would cause an adjustment reducing the price per share of Common Stock issued upon exercise of the Equity Warrants below the then par value (if any) of such shares of Common Stock, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such Exercise Price.

        8.7. Covenant Regarding Shares of Common Stock. All shares of Common Stock which may be delivered upon exercise of the Equity Warrants will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights (other than rights which do not affect the Holder's right to own the shares of Common Stock to be issued), and prior to the Exercise Date the Company shall take any corporate action necessary therefor. The issuance of all such shares of Common Stock shall, to the extent permitted by law, be registered under the Securities Act of 1933, as amended.

        8.8. Persons Having Rights Under Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Equity Warrant
Agent and the Holders any right, remedy or claim under or by reason of this

Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Equity Warrant Agent and their successors and of the Holders of Equity Warrant Certificates.

        8.9. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any shares of Common Stock other than pursuant to an exercise of the Equity Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

        8.10. Restrictions on Transfer/Registration Rights. For any transfer of Equity Warrants and/or the Common Stock purchasable upon exercise of the Equity Warrants to be effective, the Holders of the Equity Warrants must comply with the transfer restrictions set forth in the Amended and Restated Stockholders Agreement, dated as of December 16, 2001, among the Company and the other parties on the signature pages thereto, as the same may be amended from time to time (the "Stockholders Agreement"). On delivery of the Equity Warrants by the Company to the Initial Holder, such Initial Holder (and to the extent provided for in the Amended and Restated Governance Agreement, dated as of December 16, 2001, among the Company and the other parties set forth on the signature pages thereto, as the same may be amended from time to time (the "Governance Agreement"), certain transferees of the Initial Holder) shall have registration rights with respect to the Equity Warrants to the extent provided in the Governance Agreement.

        8.11. Headings. The descriptive headings of the several Articles and Sections and the Table of Contents of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        8.12. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

        8.13. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Equity Warrant Agent, for inspection by the Holders of Equity Warrants.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                    USA NETWORKS, INC.

                                    By /s/ Julius Genachowski
                                       ----------------------------------
                                       Name:  Julius Genachowski
                                       Title: Executive Vice President

Attest:

/s/ Joanne Hawkins
---------------------------------
Name:  Joanne Hawkins
Title: Assistant Secretary


                                    THE BANK OF NEW YORK

                                    By /s/ Ralph Chianese
                                       ----------------------------------
                                       Name:  Ralph Chianese
                                       Title: Vice President

Attest:

/s/ Nadine Murden
---------------------------------
Name:  Nadine Murden
Title: Assistant Treasurer